Exhibit 10.1

ASSET PURCHASE AGREEMENT

BY AND BETWEEN:

AMERCIA RESOURCES EXPLORATION INC., a Nevada corporation having an office in the Tempe, Arizona (hereinafter referred to as the “Corporation”);

ZHENG XIANGWU, an individual residing in China (hereinafter referred to as the “Owner”);

- And -

NELACO OPERATING INC., a Texas corporation having offices in Abilene, Texas (hereinafter referred to as “Nelaco”)

ASSET PURCHASE AGREEMENT

Dated as of June 10, 2015

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of the 10th day of June 2015, by and between AMERICA RESOURCES EXPLORATION INC., a Nevada corporation (the “Corporation”), ZHENG XIANGWU, an individual residing in the Province of Guang Dong, China (“Owner”) and NELACO OPERATING, INC., a Texas corporation having offices in Abilene, Texas (“Nelaco”).

WHEREAS, Nelaco has acquired, on behalf of and in trust for, the Owner one hundred percent interest in certain leases located in Atascosa and Frio Counties, Texas (referred to herein as the “Burns and Rogers Leases”);

WHEREAS, the Corporation is a publicly reporting company whose stock trades on OTC Markets:Pink Sheets under the trading symbol “AREN” and is interested in entering into the oil and gas business by purchasing interests in properties located Texas as well as other jurisdictions in the United States, and is also interested in acquiring companies that owns such properties, specifically the Rogers and Burns Leases;

WHEREAS, the Corporation has agreed with the Owner to issue Four Million (4,000,000) shares of the Corporation’s common stock (the “AREN Shares”) to the Owner in exchange for assignment of the Burns and Rogers Leases to the Corporation, on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the mutual covenants, representations and warranties, which are to be made and performed by the respective Parties, it is hereby agreed as follows:

ARTICLE I
INTERPRETATION

Section 1.01. Definitions. The following terms when used in this Agreement shall have the meanings hereby assigned to them:

“Business Day” shall mean any day other than a day which is a Saturday, a Sunday or a statutory holiday in Tempe, Arizona;

“Effective Date” shall mean June 10, 2015;

“Effective Time” shall mean 12:01 a.m. MST on the Effective Date;

“Encumbrance” shall mean any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, pre-emptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Escrow” shall mean the holding of the AREN Shares pending completion of the transactions set forth herein.

“Escrow Holder” shall mean Booth Udall Fuller PLC, a professional law corporation with offices located in Tempe, Arizona.

“Exchange Act” shall mean the US Securities Exchange Act of 1934;

“Governmental Entity” shall mean any court or tribunal in any jurisdiction or any federal, state, municipal or other governmental body, agency, authority, department, commission, board or instrumentality;

“Party” shall mean a Person, which is bound by this Agreement;

“Person” shall mean any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

“Regulations” shall mean all statutes, laws, codes, treaties, ordinances, decrees, rules, orders and regulations in effect from time to time and made by governments or Governmental Entities having jurisdiction over the Corporation, the Owner, or the Partnership.

“Securities Act” shall mean the US Securities Act of 1933;

“SEC” shall mean the US Securities and Exchange Commission; and

“US” shall mean United States of America.

ARTICLE II
ASSET PURCHASE

Section 2.01. Agreement of Asset Purchase. By execution of this Agreement, and pursuant to the terms hereof, the Corporation agrees to issue the AREN Shares to the Owner and the Owner agree to cause the Burns and Rogers Leases to be assigned to the Corporation (the “Asset Purchase”) as follows:

(a) Upon execution of this Agreement, (1) the Corporation shall cause the AREN Shares, to be placed into Escrow with the Escrow Holder pending full and complete performance of all of Owner’s obligations under this Agreement and (2) the Owner shall cause the Burns and Rogers Leases to be assigned into the name of the Corporation (the “Assignment”)..

(b) Upon completion of the Assignment, the Escrow Holder shall release the AREN Shares to the Owner.

(c)  In the event that either party does not fulfill its obligations set forth herein, then the AREN Shares shall be released from Escrow and returned to the Corporation for cancellation and return to treasury.

Section 2.02. Corporate Governance.  The Corporation and the Owner agree that on the Effective Date, or as soon as practical thereafter, there shall be three (3) members of the board of directors of the Corporation with two (2) directors designated by the Owner, and one (1) director designated by the Corporation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section 6.07 (Public Notices) shall continue to apply after the Completion under this Agreement without limit in time.

Section 3.05. All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the Parties shall survive the Effective Date, the issuance and delivery of the AREN Shares and the Assignment. If no claim shall have been made under this Agreement against a Party with respect to any incorrectness in or breach of any representation or warranty made by that Party in this Agreement within six months following the Effective Date, that Party shall have no further liability with respect to the representation or warranty.

Section 3.06.  The representations and warranties contained in clauses 3.1 and 3.2 herein of this Agreement shall be deemed to apply to all and shall not merge or diminish as a result of the Asset Purchase as contemplated hereunder.

Section 3.07. The Owner specifically acknowledges, agrees and accepts the inherent risk associated with investing and operating in public companies (including, without limitation, companies whose stock trades on the OTC:Pinks).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Section 4.01. Organization, Standing and Authority; Foreign Qualification. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Corporation, and this Agreement constitutes a valid and binding agreement of the Corporation. The AREN Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03. Capitalization.  The Corporation’s authorized capital stock consists solely of 300,000,000 shares of common stock, of which 125,400,000 shares of common stock are issued and outstanding as of the date hereof; all of such issued and outstanding shares of the Corporation’s common stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of the Corporation’s common stock or any other security of the Corporation or any plan for any of the foregoing.

Section 4.04 Subsidiaries. The Corporation does not have any subsidiaries.

Section 4.05. SEC Filings. (a) The Corporation has delivered to the Owner (i) the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, containing the Corporation’s consolidated balance sheet at March 31, 2014 and March 31, 2014 and statements of income, changes in shareholders' equity and cash flows of the Corporation for the period from January 24, 2014 (date of inception) to March 31, 2014, along with a copy of the audit report of Harris & Gillespie CPA’s, PLLC, independent auditors; (ii) quarterly reports on Form 10-Q for the three (3) quarters ended June 30, September 30, and December 31, 2014, respectively; and (iii) all current reports on Form 8-K filed by the Corporation since August 28, 2014 (collectively, “the Corporation’s Reports”). To the best of the Corporation’s knowledge and belief, all of the Corporation’s Reports as of their respective dates (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact, and (iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) All documents which the Corporation is responsible for filing with the SEC or any regulatory agency in connection with this Agreement will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to the Corporation in any document filed with the SEC or any other regulatory agency in connection with this Agreement or the transactions otherwise contemplated hereby shall be true and correct in all material respects.

Section 4.06. Certificate of Incorporation and By-Laws. The Corporation has heretofore delivered to the Owner true, correct and complete copies of its Certificate or Articles of Incorporation (certified by the Secretary of State of the State of Nevada and By-laws, certified by the Corporation’s corporate secretary thereof).

Section 4.07. No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)	Violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of the Corporation;
(b)
Violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract to which the Corporation is a party or by or to which its assets or properties may be bound or subject;

(c)
Violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Corporation or upon the securities, assets or business of the Corporation;

(d)	Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Corporation or to the securities, properties or business of the Corporation; or
(e)	Result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by the Corporation.

Section 4.08. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to the Corporation 's best knowledge threatened against or affecting the Corporation or involving any of the Corporation’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Except as set forth in such Schedule 4.10 hereto, the Corporation is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.09. Compliance with Laws. To the best knowledge of the Corporation, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of the Corporation.

Section 4.10. True and Correct Copies. All documents furnished or caused to be furnished to the Owner by the Corporation are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.11. Compliance with Securities Act. (a) To the best of the Corporation’s knowledge, no one authorized to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the AREN Shares hereunder to the registration requirements of Section 5 of the Securities Act; provided however, the availability of an exemption from the registration requirements of Section 5 is based upon the accuracy and completeness of the representations and warranties of the Owner, on which the Corporation will rely. In connection with the offer and sale of the AREN Shares, the Corporation has not conducted any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, the Internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(b) The Corporation, in connection with the transaction contemplated by this Agreement, has complied with the provisions of, and restrictions contained in Regulation D, promulgated by the SEC under the Securities Act.

Section 4.12 Contracts.  (a) The Corporation is not a party to any:

(i)
Contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $200,000 or more per annum, or providing for the payment of fees or other consideration in excess of $200,000 in the aggregate to any officer or director of the Corporation, or to any other entity in which the Corporation has an interest;

(ii)
Contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

(iii)	Contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;
(iv)
Contracts (including, with limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $200,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)	Contracts relating to the acquisition by the Corporation of any operating business of, or the disposition of any operating business by, any other person;

(vi)	Executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;
(vii)	Joint venture contracts or agreements;
(viii)	Contracts under which the Corporation agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $200,000, or to share tax liability of any party;
(ix)
Contracts containing covenants of the Corporation not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Corporation in any line of business or in any geographical area;

(x)	Contracts for or relating to computers, computer equipment, computer software or computer services; or
(xi)
Contracts relating to the borrowing of money by the Corporation or the direct or indirect guarantee by the Corporation of any obligation for, or an agreement by the Corporation to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

(1)	any contract with respect to lines of credit;
(2)	any contract to advance or supply funds to any other person other than in the ordinary course of business;
(3)	any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;
(4)	any keep-well, make-whole or maintenance of working capital or earnings or similar contracts; or
(5)	any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

(xii)	Any other material contract whether or not made in the ordinary course of business.

Section 4.13. Operations of the Corporation.  Except as contemplated by this Agreement, since the latest filing date of the Corporation’s Reports, the Corporation has not:

(a)
Amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)
Issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)
Incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $500,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $1 million in the aggregate;

(d)	Declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;
(e)	Made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or GAAP;
(f)
Made any loan or advance to any of its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)	Entered into any lease (as lessor or lessee) under which it is obligated to make or would receive payments in any one (1) year of $200,000 or more;
(h)	Sold, abandoned or made any other disposition of any of its assets or properties;
(i)	Granted or suffered any lien on any of its assets or properties;
(j)
Entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which, if existing on the date hereof, would be required to be disclosed in Schedule 4.12;

(k)	Made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;
(l)	Paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
(m)
Terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the Corporation; or

(n)	Entered into any other contract or other transaction that materially increases the liabilities of the Corporation.

Section 4.14.  Absence of Certain Changes.  Since the date of the Corporation’s Financial Statements, there has been no event, change or development, which could have a material adverse effect on the Corporation.

Section 4.15.  Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by the Corporation or representatives thereof to the Owner, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Owner in writing which, individually or in the aggregate, could have a material adverse effect on the Corporation or a material adverse effect on the ability of the Corporation to perform any of its obligations pursuant to this Agreement.

Section 4.16.  Brokerage.  No broker or finder has acted, directly or indirectly, for the Corporation nor did the Corporation incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OWNER AND NELACO

The Owner and Nelaco represent and warrant to the Corporation as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification. Nelaco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, transfer and assign the Burns and Rogers Leases and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02. Authorization. The execution, delivery and performance the Owner of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Owner and all necessary action on the part of each of the Owner. The Owner has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of the Owner. Ownership of the Burns and Rogers Leases to be transferred to the Corporation in accordance with this Agreement has been duly authorized and validly issued, fully paid and non-assessable and no Encumbrance whatsoever exists thereon.

Section 5.03. Title to Burns and Rogers Leases. Upon completion of the Assignment, the Corporation shall be the beneficial and record holder of the Burns and Rogers Leases, without any Encumbrances.

Section 5.04. Restriction on AREN Shares. Owner consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the AREN Shares in order to implement the restriction on transfer set forth and described herein. Nelaco has been independently advised as to, and are aware of, the restrictions with respect to trading in the AREN Shares pursuant to the applicable securities laws and further agrees that it is solely responsible for compliance with all such restrictions as set forth in Schedule B.

Section 5.05. Investment Risk.  Owner understands that an investment in the Corporation includes a high degree of risk, have such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the AREN Shares, are in a financial position to hold the AREN Shares for an indefinite period of time, and are able to bear the economic risk of, and withstand a complete loss of such investment in the AREN Shares.

Section 5.06. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, Owner will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents as may be required with respect to the issuance of the AREN Shares.

Section 5.07.Tax Advice. Owner is responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated herein.

Section 5.08. Investment Representations. All of the acknowledgements, representations, warranties and covenants set out in Schedule B hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.09. Investment Purpose. Owner, or its assigns, is acquiring the AREN Shares as principal for its own account to be held for investment purposes only, not for the benefit of any other person and not with a view to the resale, distribution or other disposition of all or any of the AREN Shares and are delivering concurrently with this Agreement, a Certificate in the form attached to this Agreement as Schedule B.

Section 5.10No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a) Violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Nelaco or the terms and conditions of the Burns and Rogers Leases;

(b) Violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Owner or Nelaco is a party or by or to which either of its assets or properties, including the Burns and Rogers Leases, may be bound or subject;

(c) Violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Owner, Nelaco or upon the Burns and Rogers Leases;

(d) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Owner, Nelaco or to the Burns and Rogers Leases; or

(e) Result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Nelaco or the Burns and Rogers Leases.

Section 5.11. Compliance with Laws.  To the best of Nelaco’s knowledge, Nelaco is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Nelaco or the Burns and Rogers Leases and Nelaco has not received written notice that any violation is being alleged.

Section 5.12. Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Owner or Nelaco or representatives thereof, to the Corporation, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Corporation in writing which, individually or in the aggregate, could have a material adverse effect on Owner or Nelaco or a material adverse effect on the ability of Owner to perform any of its obligations pursuant to this Agreement or on the ability of Nelaco to operate the Burns and Rogers Leases.

Section 5.13. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Nelaco.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Nelaco, threatened against or involving Nelaco, its assets or the Burns and Rogers Leases.

Section 5.14. Operating Statements.  (a) Owner has, or will have prior to the Closing Date, provided to the Corporation financial or operating statements pertaining to the Burns and Rogers Leases for the last three (3) fiscal years ended immediately prior to the date of this Agreement that are an accurate portrayal of the operations of the Burns and Rogers Leases (the “Operating Statements”).

(b) The Operating Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Burns and Rogers Leases.

Section 5.15. Status of Burns and Rogers Leases. The Burns and Rogers Leases are, and at the time of the Asset Purchase shall be, in good standing and free from any Encumbrances whatsoever..

Section 5.16. Brokerage.  No broker or finder has acted, directly or indirectly, for Owner nor has Owner incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI

NOTICE

Section 6.01. Service of Notice

All notices, requests, consents and other communications required or permitted hereunder shall be deemed to be served properly if served (i) when delivered if delivered personally (including by courier); (ii) on the third day after mailing, if mailed postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by telecopy or facsimile transmission, in each case to the parties at the following addresses.

Section 6.02. Addresses for Notices

The address for service of notices hereunder of each of the Parties shall be as follows:

Corporation:      America Resources Exploration Inc.
1255 W. Rio Salado Parkway, Suite 215
Telephone: 480-830-2700

Owner:             Zheng Qiangwu
Hao Kai Sha Jing Road 1, Door 51
Long Tian Town, Chao Nan District
Shan Tou City, Guang Dong Province
China

       Nelaco:            Nelaco Operating, Inc.
2925 Robertson Dr.
Abilene, Texas 79606

Section 6.03. Right to Change Address

A Party may change its address for service by notice to the other Parties, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Assignment

The rights of the Parties shall not be assignable without the prior written consent of the other Party, which assignment shall not be unreasonably withheld.

Section 7.02. Expenses. Each Party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

Section 7.03. Governing Law.  This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Arizona applicable therein to the exclusion of any conflicts of laws rules, which would refer the matter to the laws of another jurisdiction.  Each Party accepts the exclusive jurisdiction of the courts of the State of Arizona and all courts of appeal there from.

Section 7.04. Time.  Time shall be of the essence in this Agreement.

Section 7.05. No Amendment Except in Writing.  This Agreement may be amended only by written instrument executed by all of the Parties hereto.

Section 7.06.  Further Assurances.  The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions, whether before or after the Effective Date.

Section 7.07.  Notices. The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

IN WITNESS WHEREOF the Parties have executed this Asset Purchase Agreement on the date first above written.

AMERICA RESOURCES EXPLORATION	OWNER
INC., a Nevada corporation

By: /s/ HUANG YU	/s/ ZHENG XIANGWU
Name: Huang Yu	Zheng Xiangwu
Title: CEO

NELACO OPERATING INC.,
a Texas corporation

By: /s/ JOE M. SEABOURN
Name: Joe M. Seabourn
Title: President

Schedule “A”
Identification Burns and Rogers Leases

1. Roger f Theo “A” and “D” Lease: 335 acres of land, more or less, being all of the Leopold Menetrier Survey No. 1347, A-510 and A-583, Frio and Atascosa Counties, Texas, more commonly referred to as the Rogers “A” Lease, Wells #3, #7 and #8 and the Rogers “D” Lease, Well #9, as to and only as to those rights from the surface down to 100 feet below the base of the Olmos-D-Reservoir as encountered at the subsurface depth of 3,566 feet in The Texaco Jane Burns “B” Well No. 28; Subject to Oil, Gas and Mineral Lease, dated November 2, 1946, from K.T. Tidwell and wife Olga Tidwell and Theo Rogers and wife Veta Rogers to Shell Oil Co., recorded in Volume 184, page 358, Deed Records of Atascosa County, Texas, as amended by instrument dated July 27, 1951, recorded in Volume 208, page 511 of the Deed Records of Atascosa County, Texas.

2. Rogers, Theo “C”: 219 acres of land, more or less, being all of the Irene L. Menetrier Survey No. 1346, A-584, Cert 48 , Pat 330 Vol. 29, Atascosa County, Texas, more commonly referred to as the Rogers “C” Lease, Well #5, as to and only as to those rights from the surface down to 100 feet below the base of the Olmos-D-Reservoir as encountered at the subsurface depth of 3,566 feet in The Texaco Jane Burns “B” Well No. 28, save and except the northeast 102.4 acres thereof, the southwest line of which is parallel with the northeast line of said survey; Subject to Oil, Gas and Mineral Lease, dated July 27, 1951, from Theo Rogers and wife Veta Rogers, and K.T. Tidwell and wife Olga Tidwell and to Miller Royalty Company and C.C. Dauchy, recorded in Volume 209, page 581, Deed Records of Atascosa County, Texas.

3. Jane Burns “C” Lease: 160 acres of land, more or less, being the north 160 acres, in the form of a square, of the Francis Oerelling Survey No. 1336, A-532 and A-654, Frio and Atascosa Counties, Texas, and the northeast and northwest lines of this 160-acre tract lying upon the northeast and northwest lines respectively of said survey, and the southeast and southwest lines of the 160-acre tract being parallel with the northwest and northeast lines respectively of said survey, as to and only as those rights from the surface down to 100 feet below the base of the Olmos-D-Reservoir as encountered at the subsurface depth of 3,566 feet in The Texaco Jane Burns “B” Well No. 28, recorded January 29, 1947 at Volume 184, pages 427-434 of the Official Records of Atascosa County, Texas.

SCHEDULE "B"

CERTIFICATE OF ACCREDITED INVESTOR

The Owner, by initially one of the categories below, represents and warrants to the Issuer that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8.
A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

Category 9.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

Category 11.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

Category 12.	A director, executive officer or general partner of the Issuer; or

Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

Category 14.
A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.
A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

June 10, 2015
Date

ZHENG XIANGWU